                                                                    EXHIBIT 99.3


                               DELIVERY AGREEMENT
                               ------------------


          This Delivery Agreement ("Agreement") is made and entered into this 24th day of April, 1998, by and between CROSS TIMBERS OIL COMPANY, whose address is 810 Houston, Suite 2000, Fort Worth, Texas 76102 (herein called "CTOC") and EEX CORPORATION., whose address is 2500 CityWest Blvd., Suite 1400, Houston, Texas 77042 (herein called "EEX").

                                  WITNESSETH:

          THAT WHEREAS, CTOC has conveyed to EEX Operating L.P. a production payment in gas to be produced from properties in Henderson County, Texas as described in that certain Conveyance of Production Payment of even date herewith; and

          WHEREAS, CTOC and EEX desire to enter into an agreement for the delivery of said gas and for the operation and maintenance of the properties from which the gas is to be produced; and

          WHEREAS, the parties desire to provide CTOC with an option to purchase said production payment on certain terms and conditions;

          NOW, THEREFORE, in consideration of the premises, the mutual obligations of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CTOC and EEX hereby agree as follows:

                                I.  DEFINITIONS

          Terms defined in the Conveyance and not defined herein shall have the meaning given to such terms in the Conveyance. Unless another definition is expressly stated, the following terms, where used in this Agreement, shall have the following meaning:

          1.  "Btu" means British thermal unit.

          2. "Conveyed Interest" shall have the meaning given in the Conveyance.

          3. "Conveyance" means that certain Conveyance of Production Payment dated April 24, 1998 from CTOC, as Grantor, to EEX, as Grantee.

          4. "CTOC's Delivery Capacity" means the maximum quantity of gas well gas attributable to CTOC's and EEX's interest in the wells located on the Opelika Properties averaged over a seventy-two (72) hour period which, in the course of prudent operations as determined by CTOC in good faith and consistent with the lawful rules and regulations of the Texas Railroad Commission or other governmental regulatory agencies having jurisdiction), can be delivered at a stabilized flow rate at the Delivery Point.

          5. "Day" means the 24-hour period commencing at 8:00 a.m. local time on one calendar day and ending at 7:59 a.m. on the following calendar day.

          6. "Effective Date" means January 1, 1998, the effective date of this Agreement.

          7. "Maximum Annual Quantity" shall have the meaning given in Article III.

          8.  "Maximum Daily Quantity" shall have the meaning given in Article
III.

          9.  "MMBtu" means one million (1,000,000) Btu's.

          10. "Month" means the period commencing at 8:00 a.m. on the first day of a calendar month and ending at 7:59 a.m. on the first day of the next calendar month.

          11. "Natural gas" or "gas" means any mixture of hydrocarbons or of hydrocarbons and noncombustible gases, in a gaseous state, including both gas well gas and casinghead gas, consisting essentially of methane.

          12. "Oil and gas lease" or "lease" means any written instrument which gives CTOC the rights to drill for, produce and dispose of gas in, under, and from the lands described herein.

          13. "Opelika Properties" means certain valid and subsisting oil and gas leases and/or oil and gas rights in, on and under the lands within the Opelika Field located in Henderson County, Texas, which are more particularly described on Exhibit "A" attached to the Conveyance.

          14. "Production Payment" means all right, title and interest in and to all natural gas produced (if, as and when produced) from the Recoverable Gas Reserves (defined below), free of any expense of exploration, drilling, development, operating, marketing and all other costs and expenses of any kind whatsoever, incidental to, arising from or associated with the production and sale of such natural gas.

          15. "Recoverable Gas Reserves" means the volume of gas in place attributable to CTOC's interests in the oil and gas leases and/or oil and gas rights in the Opelika Properties as determined from time to time by CTOC's independent petroleum consultant.

          16. "Well" means a well that produces gas that is produced by CTOC under this Agreement.

                               DELIVERY POINT(S)

     For wells drilled on the Opelika Properties after the date hereof and for all existing wells, the delivery point or points for gas delivered under this Agreement shall be a the inlet to Lone

Star Gas Company's meter(s) located at the outlet of CTOC's compressor station, or such other point as the parties may mutually agree by negotiating in good faith, hereinafter referred to as the "Delivery Point."

     As between the parties hereto, CTOC shall be deemed to be in exclusive control and possession of the gas delivered hereunder and responsible for any damage or injury caused thereby until the same shall have been delivered to EEX at the Delivery Point, after which EEX shall be deemed to be in exclusive control and possession of the gas and responsible for any damage or injury caused thereby.

                                 III. QUANTITY

     Notwithstanding any other provision of the Conveyance or this Agreement to the contrary, EEX shall not be entitled to take delivery of gas hereunder before January 1, 2002. From and after January 1, 2002, CTOC must first offer for delivery to EEX from the Opelika Properties a quantity of gas each day equal to the lesser of 30,000 MMBtu per day or CTOC's Delivery Capacity, which lesser amount is hereinafter referred to as the "Maximum Daily Quantity"; provided, however, that in any year EEX shall be entitled to take not more than the "Maximum Annual Quantity" as set forth under "EEX Gross" below:


                           Maximum Annual Quantity
                           -----------------------
               Year         EEX Gross    EEX Net
               ----        ----------  ----------
               2002         4,500,000   3,600,000
               2003         4,500,000   3,600,000
               2004         4,000,000   3,200,000
               2005         3,700,000   2,960,000
               2006         3,600,000   2,880,000
               2007         3,500,000   2,800,000
               2008         3,400,000   2,720,000
               2009         3,300,000   2,640,000
               2010         3,000,000   2,400,000
               2011         2,500,000   2,000,000
                           ----------  ----------
                  Total    36,000,000  28,800,000


In the event that CTOC's Delivery Capacity becomes less than the Maximum Daily Quantity, CTOC shall make available for delivery to EEX at the Delivery Point, or other mutually agreeable delivery point(s), a volume of gas from another source sufficient to deliver to EEX the Maximum Daily Quantity each day.

     If CTOC on any day in its sole discretion has gas available for delivery in excess of the Maximum Daily Quantity, then CTOC shall have the right, but not the obligation, to tender such gas to EEX, and EEX shall have the right but not the obligation to take such gas, and the quantity of such gas taken by EEX shall be included in the quantity of gas supplied by CTOC to fulfill its obligations to deliver the gas attributable to the Conveyed Interest. If EEX on any day during the term hereof does not take all of the gas made available to EEX by CTOC, including gas EEX has agreed to take in excess of the Maximum Daily Quantity, then the quantity of such gas not taken by EEX shall be credited toward the quantity of gas required to be delivered by CTOC to fulfill its obligations to deliver the gas attributable to the Conveyed Interest.

     If at any time the Recoverable Gas Reserves as reflected in CTOC's independent petroleum consultant's annual reserve report are less than the quantity of gas then undelivered to EEX under this Agreement, then CTOC shall discontinue all sales of gas to third parties from the Opelika Properties until such time as the Recoverable Gas Reserves are again determined as herein provided to be in excess of the quantity of gas then undelivered to EEX under this Agreement. For purposes of this paragraph only, in determining "the quantity of gas as yet undelivered to EEX under this Agreement," the volumes of gas delivered by CTOC to EEX under that certain Gas Purchase Contract dated April 24, 1998 shall be deemed to be gas delivered to EEX under this Agreement.

     NOTWITHSTANDING ANYTHING CONTAINED IN THE CONVEYANCE OR THIS AGREEMENT TO THE CONTRARY, CTOC WARRANTS AND AGREES TO DELIVER TO EEX AT THE DELIVERY POINT 36,000,000 MMBTU OF GAS, FROM WHATEVER SOURCE, AT NO ADDITIONAL COST TO EEX EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT.

                                IV. NOMINATIONS

     During the term of this Agreement, at least twenty-five (25) days prior to the beginning of each calendar quarter, EEX shall notify CTOC in writing of (nominate) the total volume of gas it intends to take during such quarter, consistent with the provisions of Article III. hereinabove. EEX shall have the right to take not more than 120%, and shall be obligated to take at least 80%, of the volumes nominated by EEX each quarter, at rates which are reasonably constant. In addition to EEX's nominations to CTOC, the parties hereto will file appropriate monthly nominations with the Railroad Commission of Texas consistent with this Agreement.

                             V. COVENANTS OF CTOC

     CTOC shall conduct and direct and have full control of all operations in the Opelika Properties. CTOC covenants that during the term hereof, and at its own cost, it will cause:

     1. The Opelika Properties to be developed and continuously operated for the lifting and delivery of gas in a good and workmanlike manner and in accordance with sound field practice, all applicable operating agreements, contracts and other instruments and all applicable laws, rules and regulations, and all to be done according to the most approved practices of prudent operators in the industry;

     2. All rentals and royalties, and all liabilities of every kind and nature incurred in or arising from the administration, operation, maintenance or development of the Opelika Properties, or the producing, gathering, treating, processing, storing, marketing or transporting of the gas, to be paid punctually when due;

     3. All machinery, equipment and facilities of any kind now or hereafter located upon or used in connection with the Opelika Properties and necessary or useful in the operation thereof for the production of the gas therefrom, to be provided and to be kept in good and efficient operating condition, and all repairs, renewals, replacements, additions and improvements thereof needful to such end, to be promptly made;

     4. All production, severance, ad valorem, occupation, gathering, sales, excise, windfall profit and other taxes which are imposed or assessed with respect to or measured by or charged against the Opelika Properties, and the gas in and under and produced and saved therefrom, to be rendered, reported and paid punctually before the same become delinquent;

     5. The Conveyed Interest to be kept free and clear of liens, charges or encumbrances of every character, other than (a) taxes constituting a lien but not yet delinquent, (b) mechanic's and materialman's liens arising by operation of law to the extent that such liens secure current amounts payable for production expenses which are not past due and (c) those being contested in good faith for which adequate reserves are being maintained in accordance with generally accepted accounting principles;

     6. All proper safeguards to be used and maintained to prevent damage to the ecology and pollution of the environment and all applicable laws, rules, orders and regulations pertaining thereto to be observed and complied with;

     7. Except to the extent that CTOC in the exercise of business judgment decides to be a self-insurer, insurance to be carried with respect to the Opelika Properties and all operations in connection therewith with responsible insurance carriers in such amounts and against such hazards as are customarily insured against by operators of similar properties under similar circumstances, and all proceeds of such insurance to be used to replace, restore, repair or otherwise remedy and rectify any loss, damage or liability so insured against;

     8. Written notice to be given to EEX of any proceedings instituted with respect to the Conveyed Interest in any manner whatsoever, and all necessary and proper steps to be diligently taken to protect and defend the Conveyed Interest against any such adverse proceedings, including, but not limited to, the employment of counsel for the prosecution or defense of litigation; and

     9. Upon giving at least twenty-four (24) hours' notice to CTOC, any one or more representatives designated by EEX at all reasonable times to have access to the Opelika Properties and to inspect or observe all or any facilities or operations thereof and any and all books and records of CTOC with respect thereto and to the Opelika Properties.

Except as herein provided, EEX shall never be responsible for payment of any part of the costs, expenses or liabilities incurred in connection with the exploring, developing, operating (including compression costs) and maintaining of the Opelika Properties. CTOC will save harmless and indemnify EEX from all claims, demands and liabilities arising from the failure of CTOC to perform or comply with any provisions of this paragraph or to carry any insurance normally carried by other operators under similar circumstances.

                           VI. QUALITY AND PRESSURE

     Subject to Article VII.4. below, all gas delivered to EEX hereunder shall conform to the current following specifications, which are subject to change in accordance with Article VII.4.:

     1. The gas shall not contain more than five (5) grains of total sulfur, and shall not contain more than one-fourth (1/4) grain of hydrogen sulfide and one (1) grain of mercaptin sulfur per one hundred (100) cubic feet of gas.

     2. The gas shall contain no oxygen, shall not contain more than three percent (3%) by volume of carbon dioxide, shall not contain more than seven pounds (7#) of water vapor per million cubic feet and shall be commercially free from crude oil, mineral seal oil, distillate and other impurities, or noncombustible gases. The gas shall be at temperatures not in excess of one hundred twenty degrees (120 degrees) Fahrenheit.

     3. The gas shall be at a pressure which is sufficient to enter the transporting pipeline at the point of delivery to EEX; provided, however, that CTOC's delivery pressure into the transporting pipeline shall not exceed the transporting pipeline's maximum allowable operating pressure.

     4.  The gas shall have a heat content of not less than nine hundred fifty
(950) nor more than eleven hundred fifty (1150) Btu's per cubic foot under the conditions of measurement contained in this Article VII. and specific gravity with ranges that will permit efficient utilization thereof, and EEX shall not be obligated to take any gas tendered to it hereunder which , in the judgment of EEX, is not interchangeable with the gas in that portion of the pipeline system to which CTOC's delivery line is connected.

                               VII.  MEASUREMENT

     1. Whenever the conditions of pressure and temperature differ from those set out herein, the volume of gas delivered shall be converted to the pressure base of 14.65 pounds per square inch absolute (psia) and temperature base of sixty degrees (60 degrees) Fahrenheit and properly corrected for deviation from the Ideal Gas Laws. Gas measurement computations shall be made in accordance with the American Gas Association Report No. 3 "Orifice Metering of Natural Gas" and applicable state regulations. Flowing temperature may be obtained by periodic tests conducted by EEX or EEX's Agent (provided, however, either party may at its expense properly install and operate a recording thermometer of standard make, and in this event the flowing temperature as recorded shall be used). A specific gravity may be obtained by periodic tests to be conducted by EEX or EEX's Agent with a specific gravity instrument of standard type (provided, however, either party may at its expense properly install and operate a recording gravitometer of standard make and in this event the specific gravity as recorded shall be used). All of the gas received hereunder shall be measured by means of a meter or meters of standard type, which shall be installed operated and maintained by EEX or EEX's Agent and placed at the aforesaid Delivery Point(s). The accuracy of EEX's or EEX's Agent's measuring equipment shall be verified by test, using means and methods generally acceptable by the gas industry, at least every sixty (60) days. When any test shows an error of more than one percent (1%) in the measurement, correction shall be made for the period during which the measurement instruments were in error, first, by using the registration of CTOC's check meter, if installed and registering accurately; if no check meter is installed and registering accurately or if this period cannot be ascertained, correction shall be made for one-half ( 1/2) of the period elapsed since the last date of test, and this measurement instrument shall be adjusted immediately to measure accurately; provided, however, no adjustment or corrections for meter inaccuracy or failure shall be made for a period longer than ninety (90) days.

     2. The Btu heat content shall be computed on the basis of a temperature of sixty degrees (60 degrees) Fahrenheit and pressure equivalent to 14.65 psia and adjusted for the actual water vapor content of the gas as delivered hereunder. Such determination shall be made by EEX or EEX's Agent promptly following initial deliveries and on each succeeding January 1 and July 1 thereafter, or at such intervals as may be mutually agreed upon or found necessary in practice. The determination shall be made by, at EEX's option, fractional analysis, manually operated calorimeter of a type approved by the United States Bureau of Standards and operated in accordance with the methods recommended by said Bureau, or a recording calorimeter of a type acceptable to both parties installed at the point of deliver, in which case the gross heating value of the gas delivered each day shall be determined by the arithmetical average of the daily records of such recording calorimeter.

     3. CTOC may at its option and expense install and operate check meters to check EEX's or EEX's Agent's meters. Such meters shall be for check purposes only and shall not be used in the measurement of gas for the purposes of this Agreement. Check meters shall be subject at all reasonable times to inspection and examination by EEX. The installation and operation thereof shall, however, be done entirely by CTOC.

     4. Notwithstanding anything contained herein to the contrary, all gas delivered by CTOC hereunder shall meet the quality, pressure and temperature requirements of the transporting pipeline(s) and all gas delivered hereunder shall be measured at the Delivery Point by the pipeline receiving the gas at that point. Such determinations shall be accepted and used by EEX and CTOC for all purposes under this Agreement.

                                  VIII. TAXES

     CTOC shall pay all production, severance, gathering, and similar taxes imposed by state or federal authority with respect to the gas delivered hereunder and all ad valorem and similar taxes with respect to the Conveyed Interest imposed by state or local authorities. EEX shall reimburse CTOC in the amount of one hundred percent (100%) of any such existing or future taxes paid by CTOC pursuant to the terms of the Conveyance and this Agreement. With respect to ad valorem taxes, the total taxes due for the tax year shall be allocated annually between EEX and CTOC based on a ratio of estimates of the "fair market value" on January 1 of the future expected gas deliveries to each party. The fair market value will be determined using (i) the product prices and price escalations as offered by Enron Transport & Trading contemporaneously with the evaluation, less an appropriate basis adjustment, (ii) severance tax rate, ad valorem tax rate and operating costs assumed in a reserve report prepared for CTOC's lenders by an independent licensed reservoir engineer, and
(iii) a discount rate of ten percent (10%). CTOC or CTOC's lenders shall utilize an independent licensed reservoir engineer to estimate the total future production stream on the basis of the Recoverable Gas Reserves, development costs and rework costs. The term "taxes" as used herein does not include capital stock, income, excess profits or franchise taxes.

                                 IX.  ROYALTIES

     EEX shall notify CTOC on or before the fifteenth (15/th/) day of each month as to the appropriate price for royalty payment purposes for gas produced and delivered to EEX under this Agreement during the preceding month. Provided further, EEX will reimburse CTOC for said royalty payments (for royalties and overriding royalties in effect on January 1, 1998) by the 25/th/ day of such month. CTOC shall at all times have the obligation to make settlement for all royalties, overriding royalties and other payments due to the owners of the mineral royalty and other interests under CTOC's leases as modified by such assignments, unitization agreements and other documents as may appear of record or otherwise be binding upon CTOC, and to make settlement with all other persons having any interest in the lands and leases within the Opelika Properties. EEX shall indemnify, save and hold harmless CTOC from any liability, damages, costs or attorneys' fees CTOC may suffer as a result of any claims or lawsuits by royalty owner or owners under leases owned by CTOC within the Opelika Properties from which gas is produced and delivered hereunder, under applicable laws and regulations, requiring CTOC to pay such royalties and overriding royalties on the gas delivered to EEX under this Agreement based on a price other than the price specified by EEX in the notice to CTOC provided for hereinabove.

                               X. OPERATING FEE

     As consideration for the operating services provided for herein, EEX shall pay CTOC a fee of $0.257 per MMBtu payable monthly as the gas is delivered to EEX from whatever source. After commencement of first deliveries hereunder, said fee shall escalate at the rate of 5.5% per year compounded annually; so that the fee shall escalate to $0.271 per MMBtu on the first anniversary of initial deliveries, to $0.286 per MMBtu on the second anniversary, and in like manner thereafter for the term hereof.

                                  XI.  PAYMENT

     1. On or before the 15/th/ day following the end of each calendar month during the terms hereof, CTOC agrees to furnish EEX with a statement setting out the volume of gas produced from the Opelika Properties subject to the Conveyed Interest during the preceding calendar month. EEX shall pay CTOC within fifteen
(15) days after receipt of CTOC's statement the fees and reimbursements attributable to the Conveyed Interest and to the gas delivered to EEX hereunder during the preceding calendar month in accordance with this Agreement.

     2. If any information required to compute any payment provided for under this Agreement is not available by the payment date, payment will be on the paying party's estimate, with such estimate corrected to an actual total as soon thereafter as available. Either party will bring any adjustments it deems necessary to the immediate attention of the other party and neither party shall have the right to question or contest any charge or credit if the matter is not brought to the attention of the other Party in writing in any event no later than twenty-four months after receipt of the statement in question. If a party is entitled to a refund of amounts paid, such party shall also receive interest at the rate set forth below. If there is a dispute as to the amount due, the obligor shall pay the undisputed amount and notify the other party of the disputed amount and the reasons for the dispute. If the obligee is ultimately found to be entitled to the payment of disputed amounts, such party shall also receive interest at the rate set forth below. If the Parties are unable to resolve the dispute within sixty (60) days, then the matter will be submitted to arbitration in accordance with Article XV. Should any party fail to remit the undisputed amount when due, interest on the unpaid portion shall accrue at a rate equal to the then effective "Prime Rate" plus 2% of interest for large
U.S. money center commercial banks published under "Money Rates" by the Wall Street Journal from the date due until the date of payment.

                             XII. PURCHASE OPTION

     1. CTOC will have the option to purchase portions of the Production Payment, exercisable under the terms of this provision, which options will include the entire Production Payment. On or before December 15 of each year, EEX will provide written notice of the eligible volume for that year's purchase option, being a volume equal to the lesser of (a) the amount of

"imbalance" which EEX has made up to Encogen One Partners, Ltd. (which imbalance presently stands at 36,000,000 MMBtu) during the current calendar year (or from May 1 during the first year) -using the best available estimates for December deliveries or (b) a scheduled percentage volume of twenty (20%) percent of the original Production Payment amount for the production year 1998, and 26.66% (1/3 of 80%) for the production years 1999, 2000 and 2001. CTOC will thereafter notify EEX, during the period from December 15 through January 3 of the following year, if CTOC elects to exercise the purchase option for the given year.

     2. The cost paid for the exercise of each option will be made up of two elements: (a) a price equal to 83 and 1/3 cents per MMBtu, and (b) interest which will be calculated, as to the principal carried during the respective periods identified below, on the basis of 8% per annum during the period from May 1, 1998, to May 1, 1999, at 9% per annum, during the period from May 1, 1999, to May 1, 2000, and thereafter at the rate of 10% per annum. The cost for the exercise of the option, if elected by CTOC, will be paid to EEX on or before the 25/th/ of January following the option exercise.

     3. Upon the exercise by CTOC of any option hereunder, the gas purchased will be the first gas which would have been available under the Production Payment. If in any year CTOC elects not to exercise its purchase option, then the option on that portion of the Production Payment will terminate and will not be applicable in future years. However, it is expressly provided that if the option volume is limited under the terms of this Article, CTOC will nevertheless have the right to exercise the option as to all remaining volumes on or before January 3, 2002, subject only to the satisfaction by that date of the "imbalance" obligations of EEX to Encogen. In the event such obligations are not satisfied until after January 1, 2002, then within 30 days after the satisfaction thereof EEX will notify CTOC and provide CTOC a period of 30 days within which to elect to purchase any remaining volumes of the Production Payment on the same basic terms as provided herein for the earlier options.

     4. In addition to the calculation and obligation of CTOC to pay Ad Valorem Tax pursuant to Article XII, if CTOC fails to purchase the portion of the production payment equal to the volumes of gas delivered by EEX to Encogen above the scheduled percentage volume ("Incremental Volume"), CTOC shall thereafter be liable for the Ad Valorem Tax assessed against the Incremental Volume.

     5. Should CTOC elect to exercise its purchase option, payment will be due by wire transfer on or before the 25/th/ day of the month in which the purchase option is exercised.

                                  XIII.  TERM

     This Agreement shall become effective as of the Effective Date and shall continue in effect until CTOC has delivered to EEX all of the gas required to be delivered pursuant to the provisions hereof; provided, however, EEX shall not be entitled to take delivery of gas hereunder before January 1, 2002.

                              XIV.  FORCE MAJEURE

     1. If either party, because of force majeure, is rendered wholly or partly unable to perform any of its obligations under this agreement, that party shall be excused from whatever performance is affected by the force majeure to the extent so affected provided that: (i) the non-performing party, as soon as possible and in any event not more than within two (2) weeks after the occurrence of the force majeure, gives the other party written notice describing the particulars of the occurrence, the date of its commencement, its estimated duration, and its effect to date; provided, however, that verbal notice of any such event is given to the performing party within three (3) business days of the occurrence of such event; (ii) the suspension of performance is of no greater scope and of no longer duration than is required by the force majeure; and (iii) the non-performing party uses its best efforts to remedy its inability to perform.

     2. The term "force majeure," as used herein, means acts of God, including sudden or unusually severe actions of the elements, such as floods, hurricanes, windstorms, freezes, or tornadoes, strikes, lockouts or other industrial disturbances, actions by federal, state, county, municipal or any other government or quasi-government authority, entity or agency, sabotage, terrorist action, fire, earthquake, exercise of eminent domain, explosion, radiation contamination, toxic fumes, falling objects, train wrecks, war, or riots, equipment malfunction(s), breakage or accident to machinery or lines of pipe, the necessity for making repairs or alterations to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells, loss, interruption, or curtailment of firm transportation of gas hereunder on Lone Star Gas Company's (or its successor) pipeline system, but only to the extent such events do not result from the intentional or grossly negligent acts or failures of the non-performing party; and all other sudden interferences or causes beyond the reasonable control of and not attributable to gross negligence or intentional breach of this Agreement by the party relying thereon as justification for not performing an obligation hereunder. Such term shall also include the inability to acquire, or the delays in acquiring, at reasonable cost and after the exercise of reasonable diligence, any servitudes, right-of-way grants, permits or licenses required to be obtained to enable a party hereto to fulfill its obligation hereunder. Notwithstanding anything to the contrary contained herein, "force majeure" does not include any changes in market conditions or governmental action that affect the cost or price of gas, or market conditions which affect availability of gas, but shall include domestic governmental action which directly limits Seller's ability to deliver said gas. Further, except as provided above, the term "force majeure" does not include the loss, interruption or curtailment of firm or interruptible transportation. Any excuse of performance by reason of a force majeure shall not extend for a time period greater than six (6) months except upon the written consent of the performing party, which consent will not be unreasonably withheld. Provided, that the performing party may, in its sole unfettered discretion, agree to further extend the period of excuse of performance by reason of a force majeure.

                                XV.  ARBITRATION

     Pursuant to the Federal Arbitration Act, the parties hereby agree that any controversy, claim, or alleged breach, including but not limited to torts and statutory claims, arising out of or related to this Agreement shall be settled by binding arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules. Demand for arbitration may be made no later than the time that such action would be permitted under the applicable Texas statute of limitation. Any disputes regarding the timeliness of the demand for arbitration shall be decided by the arbitrator(s). Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof in order to obtain compliance therewith. Any case in which any claim, or combination of claims, exceeds $500,000 shall be subject to the AAA's Large, Complex Case Procedures and decided by the majority of a panel of three (3) neutral arbitrators. In rendering the award, the arbitrator(s) shall determine the rights and obligations of the parties according to the laws of the State of Texas. The arbitration proceedings and hearing shall be conducted at the Houston Regional Office of the AAA or at such other place as may be selected by mutual agreement. No party nor the arbitrator(s) may disclose the existence, content, or results of any arbitration hereunder with the prior written consent of all parties.

                          XVI.  GOVERNMENT REGULATION

     1. This Agreement and all provisions herein shall be subject to all applicable and valid statutes, rules, orders and regulations of any federal, state, or local governmental authority having jurisdiction over the parties, their facilities, or gas supply, this Agreement or any provisions thereof.

     2. Neither party shall be held in default for failure to perform thereunder if such failure is due to compliance with such rules, regulations, laws, orders or directives of any state, federal or other governmental regulatory authority.

     3. Should either of the parties by law or regulation be ordered or required to do any act inconsistent with the provisions of this Agreement, this Agreement shall be deemed modified to conform with such law or regulations. Nothing in this Agreement shall prevent either party from contesting the validity of any such law, order, rule or regulation, nor shall anything in this Agreement be construed to require either party to waive its right to assert the lack of jurisdiction over such regulatory body, governmental entity, or agency over this Agreement or any party thereto.

     4. Each of the parties understands that should any governmental agency or body with jurisdiction over the transaction require approval for the sale and purchase of gas (or transportation, or receipt of supply) under this Agreement, then each of the parties shall make any necessary applications or filings and shall submit any records or data to the regulatory body so that requisite regulatory authorization may be granted.

                                 XVII.  NOTICES

     8. Any notices (including invoices), communications or documents that may be required to be delivered to a party hereto shall be in writing and sent via facsimile, delivered in person or sent certified mail, postage prepaid, return receipt requested, addressed to the parties at the following respective addresses stated for each:


                    EEX Corporation
                    2500 City West Boulevard, Suite 1400
                    Houston, Texas   77042
                    Attention:
                    Telephone:
                    Facsimile:

                    Cross Timbers Oil company
                    810 Houston, Suite 2000
                    Fort Worth, Texas 76102
                    Attention:
                    Telephone:
                    Facsimile:

For purposes hereof, if facsimile or personal delivery is not possible, refusal by any party hereto to accept correspondence sent by certified mail or two (2) unsuccessful attempts by the U.S. Postal Service to serve any communication sent by certified mail shall be deemed receipt of such correspondence. Any notice delivered on Saturday, Sunday, a legal holiday or after 4:00 p.m. in the office of recipient shall be deemed to have been delivered on the business day next following the date of actual receipt. Either party may change its address for notices by written notice to the other of them.

                             XVIII.  MISCELLANEOUS

     1. Reserve Report: Upon request EEX shall have the right at all reasonable times to review the oil and gas reserves report with respect to the Opelika Properties prepared by CTOC's independent petroleum consultant. EEX shall keep such report strictly confidential.

     2. Waiver of Breach: The waiver of either party of any breach of any of the provisions of this Agreement shall not constitute a continuing waiver of other breaches of the same or other provisions of this Agreement.

     3. Captions: The captions or headings preceding the various parts of this agreement are inserted and included solely for convenience and shall never be considered or given any effect in construing this Agreement or any part hereof in connection with the intent, duties, obligations or liabilities of the respective parties hereto.

     4. Assignments: The provisions of this Agreement shall extend to the parties hereto and to their successors and assigns, but neither party shall assign any of its rights or obligations hereunder without the consent of the other party. No assignment by a party shall relieve such party of its obligations hereunder unless agreed to in writing by the other party. Nothing in this paragraph shall in any way prevent Buyer from mortgaging or assigning its interest in this Agreement as security.

     5. Complete Agreement: Except for the Assignment and Conveyance, this Agreement supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof and the terms and conditions hereof contain the entire and complete agreement of the parties hereto, and no other agreements, covenants, conditions, warranties or representations, either written or oral, made prior to the date hereof, regarding the subject matter hereof shall be binding on the parties hereto. Any amendments to this Agreement shall be in writing and executed by the parties hereto of their successors and assigns.

     6. South Texas Properties: In consideration of the agreements made herein, EEX agrees that in the event it decides to sell or dispose of all or any part of its South Texas Properties, then CTOC will be promptly notified and given the opportunity to review the properties and related financial data in order to participate in the bidding for any such proposed sale.

     7. Governing Law: THE INTERPRETATION AND PERFORMANCE OF THIS GAS PURCHASE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAWS RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the Effective Date; provided, however, EEX shall not be entitled to take delivery of gas hereunder before January 1, 2002.


                              CROSS TIMBERS OIL COMPANY



                              By: /s/ VAUGHN O. VENNERBERG, II
                                  ---------------------------------
                              Name: Vaughn O. Vennerberg, II
                              Title: Senior Vice President - Land

                              EEX CORPORATION



                              By: /s/ LESLIE J. WYLIE
                                 -------------------------------
                              Name:  Leslie J. Wylie
                              Title:  Attorney-In-Fact